UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2014

THE MEDICINES COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Approval of ORBACTIV™ (oritavancin) for injection

On August 6, 2014, The Medicines Company (the "Company") issued a press release announcing that the U.S. Food and Drug Administration (the "FDA") approved ORBACTIV™ (oritavancin) for the treatment of adults with acute bacterial skin and skin structure infections (ABSSSIs) caused by susceptible designated Gram-positive bacteria including methicillin-resistant Staphylococcus aureus (MRSA). The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exercise of Recothrom® Thrombin, topical (Recombinant) Option

On August 6, 2014, the Company delivered to Bristol-Myers Squibb Company ("BMS") written notice of the Company’s election to exercise its option under the Master Transaction Agreement, dated December 11, 2012 (the “Agreement”), between BMS and the Company to acquire certain assets relating to Recothrom® Thrombin, topical (Recombinant) products from BMS and its affiliates, and assume certain liabilities of BMS and its affiliates related to the Acquired Assets (collectively, the “Option”). Recothrom is a recombinant thrombin approved by the FDA for use as a surgical hemostat that is applied topically during surgery to stop bleeding.

As previously announced, under the Agreement the Company:

•
entered into a collaboration arrangement with BMS, pursuant to which BMS and the Company are engaged in certain collaborative activities related to the commercialization of Recothrom for a term (the “Collaboration Term”) of up to two years commencing February 8, 2013. During the Collaboration Term, the Company has the exclusive right to promote, market and sell Recothrom worldwide;

•	acquired certain limited assets exclusively related to Recothrom, primarily the biologics license application for Recothrom and certain related regulatory assets; and

•
acquired the Option to purchase, following the expiration or earlier termination of the Collaboration Term, certain assets held by BMS which are exclusively related to Recothrom, including certain patent and trademark rights, contracts, inventory, equipment and related books and records (the “Acquired Assets”).

By exercising the Option, at the closing of the purchase of the Acquired Assets, the Company will (i) acquire the Acquired Assets and assume certain liabilities of BMS and its affiliates related to the Acquired Assets and (ii) pay to BMS a purchase price equal to the net book value of inventory included in the Acquired Assets, plus a multiple of average net sales over each of the two 12-month periods preceding the closing (unless the closing occurs before February 8, 2015, in which case, the measurement period would be the 12-month period preceding the closing). We expect the closing to occur in the first quarter of 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued by the Company on August 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: August 11, 2014	By:	/s/ Stephen M. Rodin
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on August 6, 2014

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